Exhibit 99.2

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)
General Motors Company's (GM) non-GAAP measures include: earnings before interest and taxes (EBIT)-adjusted, presented net of noncontrolling interests; earnings before income taxes (EBT)-adjusted for our General Motors Financial Company, Inc. (GM Financial) segment; earnings per share (EPS)-diluted-adjusted; effective tax rate-adjusted (ETR-adjusted); return on invested capital-adjusted (ROIC-adjusted) and adjusted automotive free cash flow. GM's calculation of these non-GAAP measures may not be comparable to similarly titled measures of other companies due to potential differences between companies in the method of calculation. As a result, the use of these non-GAAP measures has limitations and should not be considered superior to, in isolation from, or as a substitute for, related U.S. GAAP measures.

These non-GAAP measures allow management and investors to view operating trends, perform analytical comparisons and benchmark performance between periods and among geographic regions to understand operating performance without regard to items we do not consider a component of our core operating performance. Furthermore, these non-GAAP measures allow investors the opportunity to measure and monitor our performance against our externally communicated targets and evaluate the investment decisions being made by management to improve ROIC-adjusted. Management uses these measures in its financial, investment and operational decision-making processes, for internal reporting and as part of its forecasting and budgeting processes. Further, our Board of Directors uses certain of these and other measures as key metrics to determine management performance under our performance-based compensation plans. For these reasons, we believe these non-GAAP measures are useful for our investors.

EBIT-adjusted EBIT-adjusted is presented net of noncontrolling interests and is used by management and can be used by investors to review our consolidated operating results because it excludes automotive interest income, automotive interest expense and income taxes as well as certain additional adjustments that are not considered part of our core operations. Examples of adjustments to EBIT include, but are not limited to, impairment charges on long-lived assets and other exit costs resulting from strategic shifts in our operations or discrete market and business conditions; costs arising from the ignition switch recall and related legal matters; and certain currency devaluations associated with hyperinflationary economies. For EBIT-adjusted and our other non-GAAP measures, once we have made an adjustment in the current period for an item, we will also adjust the related non-GAAP measure in any future periods in which there is an impact from the item. Our corresponding measure for our GM Financial segment is EBT-adjusted because interest income and interest expense are part of operating results when assessing and measuring the operational and financial performance of the segment.

EPS-diluted-adjusted EPS-diluted-adjusted is used by management and can be used by investors to review our consolidated diluted EPS results on a consistent basis. EPS-diluted-adjusted is calculated as net income attributable to common stockholders-diluted less adjustments noted above for EBIT-adjusted and certain income tax adjustments divided by weighted-average common shares outstanding-diluted. Examples of income tax adjustments include the establishment or reversal of significant deferred tax asset valuation allowances.

ETR-adjusted ETR-adjusted is used by management and can be used by investors to review the consolidated effective tax rate for our core operations on a consistent basis. ETR-adjusted is calculated as Income tax expense less the income tax related to the adjustments noted above for EBIT-adjusted and the income tax adjustments noted above for EPS-diluted-adjusted divided by Income before income taxes less adjustments. When we provide an expected adjusted effective tax rate, we do not provide an expected effective tax rate because the U.S. GAAP measure may include significant adjustments that are difficult to predict.

ROIC-adjusted ROIC-adjusted is used by management and can be used by investors to review our investment and capital allocation decisions. We define ROIC-adjusted as EBIT-adjusted for the trailing four quarters divided by ROIC-adjusted average net assets, which is considered to be the average equity balances adjusted for average automotive debt and interest liabilities, exclusive of finance leases; average automotive net pension and other postretirement benefits (OPEB) liabilities; and average automotive net income tax assets during the same period.

Adjusted automotive free cash flow Adjusted automotive free cash flow is used by management and can be used by investors to review the liquidity of our automotive operations and to measure and monitor our performance against our capital allocation program and evaluate our automotive liquidity against the substantial cash requirements of our automotive operations. We measure adjusted automotive free cash flow as automotive operating cash flow from operations less capital expenditures adjusted for management actions. Management actions can include voluntary events such as discretionary contributions to employee benefit plans or nonrecurring specific events such as a closure of a facility that are considered special for EBIT-adjusted purposes.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)
The following table reconciles Net income (loss) attributable to stockholders under U.S. GAAP to segment profit (loss) (dollars in millions):

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Net income (loss) attributable to stockholders(a)	$2,420	$4,045	$8,278	$3,581
Income tax expense (benefit)	152	887	2,300	1,132
Automotive interest expense	230	327	723	823
Automotive interest income	(38)	(51)	(102)	(195)
Adjustments
Cadillac dealer strategy(b)	158	—	175	—
GMI restructuring(c)	—	76	—	657
GM Korea wage litigation(d)	—	—	82	—
Total adjustments	158	76	257	657
EBIT(loss)-adjusted	2,922	5,284	11,456	5,998
Operating segments
GM North America (GMNA)	2,125	4,366	8,153	6,459
GM International (GMI)	229	10	552	(811)
Cruise	(286)	(204)	(847)	(627)
GM Financial(e)	1,093	1,207	3,856	1,663
Total operating segments	3,161	5,379	11,714	6,684
Corporate and eliminations(f)	(239)	(95)	(258)	(686)
EBIT(loss)-adjusted	$2,922	$5,284	$11,456	$5,998
__________
(a)Net of net loss attributable to noncontrolling interests.
(b)These adjustments were excluded because they relate to strategic activities to transition certain Cadillac dealers from the network as part of Cadillac's electric vehicle strategy.
(c)These adjustments were excluded because of a strategic decision to rationalize our core operations by exiting or significantly reducing our presence in various international markets to focus resources on opportunities expected to deliver higher returns. These adjustments primarily consist of supplier claims in the three months ended September 30, 2020 and dealer restructurings, asset impairments, inventory provisions, employee separation charges and sales allowances in the nine months ended September 30, 2020 in Australia, New Zealand and Thailand.
(d)This adjustment was excluded because of the unique events associated with recent Supreme Court of Korea decisions related to our salaried workers.
(e)GM Financial amounts represent EBT-adjusted.
(f)GM's automotive interest income and interest expense, legacy costs from the Opel and Vauxhall businesses and certain other assets in Europe, which are primarily pension costs, corporate expenditures and certain nonsegment-specific revenues and expenses are recorded centrally in Corporate.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)
The following table reconciles Net income (loss) attributable to stockholders under U.S. GAAP to EBIT (loss)-adjusted (dollars in millions):

	Three Months Ended
	September 30,		June 30,		March 31,		December 31,
	2021	2020	2021	2020	2021	2020	2020	2019
Net income (loss) attributable to stockholders	$2,420	$4,045	$2,836	$(758)	$3,022	$294	$2,846	$(194)
Income tax expense (benefit)	152	887	971	(112)	1,177	357	642	(163)
Automotive interest expense	230	327	243	303	250	193	275	200
Automotive interest income	(38)	(51)	(32)	(61)	(32)	(83)	(46)	(96)
Adjustments
Cadillac dealer strategy(a)	158	—	17	—	—	—	99	—
GMI restructuring(b)	—	76	—	92	—	489	26	—
GM Korea Wage Litigation(c)	—	—	82	—	—	—	—	—
Ignition switch recall and related legal matters(d)	—	—	—	—	—	—	(130)	—
Transformation activities(e)	—	—	—	—	—	—	—	194
FAW-GM divestiture(f)	—	—	—	—	—	—	—	164
Total adjustments	158	76	99	92	—	489	(5)	358
EBIT (loss)-adjusted	$2,922	$5,284	$4,117	$(536)	$4,417	$1,250	$3,712	$105
________
(a)These adjustments were excluded because they relate to strategic activities to transition certain Cadillac dealers from the network as part of Cadillac's electric vehicle strategy.
(b)These adjustments were excluded because of a strategic decision to rationalize our core operations by exiting or significantly reducing our presence in various international markets to focus resources on opportunities expected to deliver higher returns. These adjustments primarily consist of supplier claims in the three months ended September 30, 2020, inventory provisions in the three months ended June 30, 2020, asset impairments, dealer restructurings, employee separation charges and sales allowances in Australia, New Zealand and Thailand in the three months ended March 31, 2020, and employee separation charges in the three months ended December 31, 2020.
(c)This adjustment was excluded because of the unique events associated with recent Supreme Court of Korea decisions related to our salaried workers.
(d)This adjustment was excluded because of the unique events associated with the ignition switch recall, which included various investigations, inquiries and complaints from constituents.
(e)This adjustment was excluded because of a strategic decision to accelerate our transformation for the future to strengthen our core business, capitalize on the future of personal mobility and drive significant cost efficiencies. The adjustments primarily consist of accelerated depreciation and employee separation charges in the three months ended December 31, 2019.
(f)This adjustment was excluded because we divested our joint venture FAW-GM Light Duty Commercial Vehicle Co., Ltd. (FAW-GM), as a result of a strategic decision by both shareholders, allowing us to focus our resources on opportunities expected to deliver higher returns.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)
The following table reconciles diluted earnings (loss) per common share under U.S. GAAP to EPS-diluted-adjusted (dollars in millions, except per share amounts):

	Three Months Ended				Nine Months Ended
	September 30, 2021		September 30, 2020		September 30, 2021		September 30, 2020
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
Diluted earnings per common share	$2,375	$1.62	$4,005	$2.78	$8,141	$5.55	$3,446	$2.40
Adjustments(a)	158	0.11	76	0.05	257	0.18	657	0.46
Tax effect on adjustment(b)	(39)	(0.03)	(14)	—	(43)	(0.03)	(82)	(0.06)
Tax adjustment(c)	(271)	(0.18)	—	—	45	0.03	236	0.16
EPS-diluted-adjusted	$2,223	$1.52	$4,067	$2.83	$8,400	$5.73	$4,257	$2.96
________
(a)Refer to the reconciliation of Net income (loss) attributable to stockholders under U.S. GAAP to segment profit (loss) for adjustment details.
(b)The tax effect of each adjustment is determined based on the tax laws and valuation allowance status of the jurisdiction to which the adjustment relates.
(c)These adjustments consist of tax benefit related to a deduction for an investment in a subsidiary in the three months ended September 30, 2021 and tax expense related to the establishment of a valuation allowance against Cruise deferred tax assets in the nine months ended September 30, 2021, and tax expense related to the establishment of a valuation allowance against deferred tax assets that are considered no longer realizable for GM in Australia and New Zealand for the nine months ended September 30, 2020.

The following table reconciles our effective tax rate under U.S. GAAP to ETR-adjusted (dollars in millions):

	Three Months Ended						Nine Months Ended
	September 30, 2021			September 30, 2020			September 30, 2021			September 30, 2020
	Income before income taxes	Income tax expense	Effective tax rate	Income before income taxes	Income tax expense	Effective tax rate	Income before income taxes	Income tax expense	Effective tax rate	Income before income taxes	Income tax expense	Effective tax rate
Effective tax rate	$2,538	$152	6.0%	$4,905	$887	18.1%	$10,479	$2,300	21.9%	$4,656	$1,132	24.3%
Adjustments(a)	158	39		76	14		282	43		657	82
Tax adjustment(b)		271						(45)			(236)
ETR-adjusted	$2,696	$462	17.1%	$4,981	$901	18.1%	$10,761	$2,298	21.4%	$5,313	$978	18.4%
________
(a)Refer to the reconciliation of Net income (loss) attributable to stockholders under U.S. GAAP to segment profit (loss) for adjustment details. These adjustments include Net income attributable to noncontrolling interests where applicable. The tax effect of each adjustment is determined based on the tax laws and valuation allowance status of the jurisdiction to which the adjustment relates.
(b)Refer to the reconciliation of diluted earnings per common share under U.S. GAAP to EPS-diluted-adjusted within the previous section for adjustment details.

We define return on equity (ROE) as Net income (loss) attributable to stockholders for the trailing four quarters divided by average equity for the same period. Management uses average equity to provide comparable amounts in the calculation of ROE. The following table summarizes the calculation of ROE (dollars in billions):

	Four Quarters Ended
	September 30, 2021	September 30, 2020
Net income (loss) attributable to stockholders	$11.1	$3.4
Average equity(a)	$52.4	$42.5
ROE	21.2%	8.0%
________
(a)Includes equity of noncontrolling interests where the corresponding earnings (loss) are included in Net income (loss) attributable to stockholders.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)
The following table summarizes the calculation of ROIC-adjusted (dollars in billions):

	Four Quarters Ended
	September 30, 2021	September 30, 2020
EBIT (loss)-adjusted(a)	$15.2	$6.1
Average equity(b)	$52.4	$42.5
Add: Average automotive debt and interest liabilities (excluding finance leases)	17.3	27.0
Add: Average automotive net pension & OPEB liability	17.7	17.4
Less: Average automotive and other net income tax asset	(22.8)	(24.1)
ROIC-adjusted average net assets	$64.6	$62.8
ROIC-adjusted	23.5%	9.7%
________
(a)Refer to the reconciliation of Net income (loss) attributable to stockholders under U.S. GAAP to EBIT (loss)-adjusted for adjustment details.
(b)Includes equity of noncontrolling interests where the corresponding earnings (loss) are included in EBIT (loss)-adjusted.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)
The following table reconciles Net automotive cash provided by (used in) operating activities under U.S. GAAP to adjusted automotive free cash flow (dollars in millions):

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Net automotive cash provided by (used in) operating activities	$(2,602)	$9,935	$309	$2,276
Less: Capital expenditures	(1,829)	(980)	(4,235)	(3,292)
Add: Cadillac dealer strategy	27	—	44	—
Add: GMI restructuring	—	167	24	251
Add: GM Korea Wage Litigation	19	—	19	—
Less: GM Brazil indirect tax recoveries	—	—	—	(58)
Adjusted automotive free cash flow	$(4,385)	$9,122	$(3,839)	$(823)

The following tables summarize key financial information by segment (dollars in millions):

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Total
Three Months Ended September 30, 2021
Net sales and revenue	$20,554	$2,843	$27		$23,424	$26	$3,354	$(25)	$26,779
Expenditures for property	$1,684	$142	$3	$—	$1,829	$23	$7	$—	$1,859
Depreciation and amortization	$1,370	$138	$6	$—	$1,514	$13	$1,554	$—	$3,081
Impairment charges	$—	$—	$—	$—	$—	$—	$—	$—	$—
Equity income(a)	$1	$269	$—	$—	$270	$—	$53	$—	$323

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Total
Three Months Ended September 30, 2020
Net sales and revenue	$29,128	$2,735	$203		$32,066	$26	$3,421	$(33)	$35,480
Expenditures for property	$841	$138	$1	$—	$980	$4	$8	$—	$992
Depreciation and amortization	$1,182	$146	$5	$—	$1,333	$11	$1,814	$—	$3,158
Impairment charges	$—	$4	$—	$—	$4	$—	$—	$—	$4
Equity income (a)	$4	$259	$—	$—	$263	$—	$46	$—	$309

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Total
Nine Months Ended September 30, 2021
Net sales and revenue	$74,443	$8,721	$67		$83,231	$81	$10,187	$(79)	$93,420
Expenditures for property	$3,860	$362	$13	$—	$4,235	$55	$20	$—	$4,310
Depreciation and amortization	$3,849	$407	$16	$—	$4,272	$37	$4,801	$—	$9,110
Impairment charges	$—	$—	$—	$—	$—	$4	$—	$—	$4
Equity income(a)	$8	$850	$—	$—	$858	$—	$157	$—	$1,015

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Total
Nine Months Ended September 30, 2020
Net sales and revenue	$66,563	$7,692	$321		$74,576	$79	$10,405	$(93)	$84,967
Expenditures for property	$2,703	$574	$15	$—	$3,292	$10	$26	$—	$3,328
Depreciation and amortization	$3,536	$461	$20	$—	$4,017	$30	$5,567	$—	$9,614
Impairment charges	$20	$101	$—	$—	$121	$—	$—	$—	$121
Equity income (a)	$15	$261	$—	$—	$276	$—	$113	$—	$389
________
(a)Includes Automotive China equity income of $270 million and $262 million in the three months ended September 30, 2021 and 2020 and $854 million and $264 million in the nine months ended September 30, 2021 and 2020.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)
Vehicle Sales

GM presents both wholesale and total vehicle sales data to assist in the analysis of our revenue and our market share. Cuba, Iran, North Korea, Sudan and Syria are subject to broad economic sanctions. Accordingly, these countries are excluded from industry sales data and the corresponding calculation of GM's market share.

Wholesale vehicle sales data consists of sales to GM's dealers and distributors as well as sales to the U.S. Government and excludes vehicles sold by our joint ventures. Wholesale vehicle sales data correlates to GM's revenue recognized from the sale of vehicles, which is the largest component of Automotive net sales and revenue. In the nine months ended September 30, 2021, 29.1% of our wholesale vehicle sales volume was generated outside the U.S. The following table summarizes wholesale vehicle sales by automotive segment (vehicles in thousands):

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
GMNA	423	799	1,729	1,905
GMI	113	166	388	447
Total	536	965	2,117	2,352

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)
Total vehicle sales data represents: (1) retail sales (i.e., sales to consumers who purchase new vehicles from dealers or distributors); (2) fleet sales (i.e., sales to large and small businesses, governments, and daily rental car companies); and (3) vehicles used by dealers in their businesses, including courtesy transportation vehicles. Total vehicle sales data includes all sales by joint ventures on a total vehicle basis, not based on our percentage ownership interest in the joint venture. Certain joint venture agreements in China allow for the contractual right to report vehicle sales of non-GM trademarked vehicles by those joint ventures, which are included in the total vehicle sales we report for China. While total vehicle sales data does not correlate directly to the revenue GM recognizes during a particular period, we believe it is indicative of the underlying demand for GM vehicles. Total vehicle sales data represents management's good faith estimate based on sales reported by GM's dealers, distributors, and joint ventures, commercially available data sources such as registration and insurance data, and internal estimates and forecasts when other data is not available.

The following table summarizes total vehicle sales by geographic region (vehicles in thousands):

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
United States
Chevrolet – Cars	19	55	97	152
Chevrolet – Trucks	178	221	616	607
Chevrolet – Crossovers	90	174	436	458
Cadillac	23	33	96	87
Buick	39	49	151	119
GMC	98	133	381	353
Total United States	447	665	1,777	1,776
Canada, Mexico and Other	75	100	285	273
Total North America	522	765	2,062	2,049
Asia/Pacific, Middle East and Africa
Chevrolet	134	198	458	564
Wuling	314	278	1,018	722
Buick	166	252	616	595
Baojun	40	100	178	276
Cadillac	62	67	188	155
Other	3	8	16	38
Total Asia/Pacific, Middle East and Africa	719	903	2,474	2,350
South America(a)	70	122	276	311
Total in GM markets	1,311	1,790	4,812	4,710
Total Europe	—	—	1	—
Total Worldwide	1,311	1,790	4,813	4,710
_______
(a)Primarily Chevrolet.

The vehicle sales at GM's China joint ventures presented in the following table are included in the preceding vehicle sales table (vehicles in thousands):

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
SAIC General Motors Sales Co., Ltd.	275	395	974	952
SAIC GM Wuling Automobile Co., Ltd.	349	376	1,180	995

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Market Share
United States – Cars	2.9%	7.0%	4.2%	7.0%
United States – Trucks	28.7%	29.8%	29.8%	30.2%
United States – Crossovers	8.8%	13.8%	11.7%	14.0%
Total United States	12.8%	16.6%	14.8%	16.8%
Total North America	12.2%	15.9%	14.3%	16.2%
Total Asia/Pacific, Middle East and Africa	6.9%	7.9%	7.3%	7.9%
Total South America	7.8%	14.3%	10.3%	14.7%
Total GM Market	8.4%	10.4%	9.4%	10.6%
Total Worldwide	6.8%	8.3%	7.6%	8.5%

United States fleet sales as a percentage of retail vehicle sales	12.8%	12.2%	15.0%	17.5%

North America capacity two-shift utilization	60.4%	112.3%	81.3%	85.1%

General Motors Company and Subsidiaries
Combining Income Statement Information
(In millions) (Unaudited)

	Three Months Ended September 30, 2021					Three Months Ended September 30, 2020
	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined
Net sales and revenue
Automotive	$23,424	$26	$—	$(24)	$23,426	$32,066	$26	$—	$(25)	$32,067
GM Financial	—	—	3,354	(1)	3,353	—	—	3,421	(8)	3,413
Total net sales and revenue	23,424	26	3,354	(25)	26,779	32,066	26	3,421	(33)	35,480
Costs and expenses
Automotive and other cost of sales	20,391	282	—	(1)	20,672	26,980	190	—	(1)	27,169
GM Financial interest, operating and other expenses	—	—	2,314	—	2,314	—	—	2,260	(1)	2,259
Automotive and other selling, general and administrative expense	2,095	53	—	—	2,148	1,565	63	—	—	1,628
Total costs and expenses	22,486	335	2,314	(1)	25,134	28,545	253	2,260	(2)	31,056
Operating income (loss)	938	(309)	1,040	(24)	1,645	3,521	(227)	1,161	(31)	4,424
Automotive interest expense	229	—	—	1	230	333	—	—	(6)	327
Interest income and other non-operating income, net	774	(1)	—	27	800	471	6	—	22	499
Equity income	270	—	53	—	323	263	—	46	—	309
Income (loss) before income taxes	$1,753	$(310)	$1,093	$2	2,538	$3,922	$(221)	$1,207	$(3)	4,905
Income tax expense					152					887
Net income					2,386					4,018
Net loss attributable to noncontrolling interests					34					27
Net income attributable to stockholders					$2,420					$4,045

Net income attributable to common stockholders					$2,375					$4,005

	Nine Months Ended September 30, 2021					Nine Months Ended September 30, 2020
	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined
Net sales and revenue
Automotive	$83,231	$81	$—	$(75)	$83,237	$74,576	$79	$—	$(75)	$74,580
GM Financial	—	—	10,187	(4)	10,183	—	—	10,405	(18)	10,387
Total net sales and revenue	83,231	81	10,187	(79)	93,420	74,576	79	10,405	(93)	84,967
Costs and expenses
Automotive and other cost of sales	72,232	822	—	(1)	73,053	66,779	561	—	(1)	67,339
GM Financial interest, operating and other expenses	—	—	6,488	(1)	6,487	—	—	8,855	(2)	8,853
Automotive and other selling, general and administrative expense	5,886	190	—	—	6,076	4,718	190	—	—	4,908
Total costs and expenses	78,118	1,012	6,488	(2)	85,616	71,497	751	8,855	(3)	81,100
Operating income (loss)	5,113	(931)	3,699	(77)	7,804	3,079	(672)	1,550	(90)	3,867
Automotive interest expense	725	—	—	(2)	723	838	—	—	(15)	823
Interest income and other non-operating income, net	2,303	12	—	68	2,383	1,131	8	—	84	1,223
Equity income	858	—	157	—	1,015	276	—	113	—	389
Income (loss) before income taxes	$7,549	$(919)	$3,856	$(7)	10,479	$3,648	$(664)	$1,663	$9	4,656
Income tax expense					2,300					1,132
Net income					8,179					3,524
Net loss attributable to noncontrolling interests					99					57
Net income attributable to stockholders					$8,278					$3,581

Net income (loss) attributable to common stockholders					$8,141					$3,446

General Motors Company and Subsidiaries
Basic and Diluted Earnings per Share
(Unaudited)

The following table summarizes basic and diluted earnings per share (in millions, except per share amounts):

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Basic earnings per share
Net income attributable to stockholders	$2,420	$4,045	$8,278	$3,581
Less: cumulative dividends on subsidiary preferred stock	(45)	(40)	(137)	(135)
Net income attributable to common stockholders	$2,375	$4,005	$8,141	$3,446

Weighted-average common shares outstanding	1,452	1,432	1,450	1,432

Basic earnings per common share	$1.64	$2.80	$5.61	$2.41
Diluted earnings per share
Net income attributable to common stockholders – diluted	$2,375	$4,005	$8,141	$3,446

Weighted-average common shares outstanding – diluted	1,467	1,439	1,467	1,439

Diluted earnings per common share	$1.62	$2.78	$5.55	$2.40
Potentially dilutive securities(a)	2	31	2	31
__________
(a)Potentially dilutive securities attributable to outstanding stock options and Restricted Stock Units (RSUs) at September 30, 2021 and 2020 were excluded from the computation of diluted earnings per share (EPS) because the securities would have had an antidilutive effect.

General Motors Company and Subsidiaries
Combining Balance Sheet Information
(In millions, except per share amounts) (Unaudited)(a)

	September 30, 2021					December 31, 2020
	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined
ASSETS
Current Assets
Cash and cash equivalents	$10,669	$1,832	$4,865	$—	$17,365	$14,168	$761	$5,063	$—	$19,992
Marketable debt securities	4,792	1,803	—	(20)	6,575	8,103	972	—	(29)	9,046
Accounts and notes receivable, net(b)	8,222	1	717	(850)	8,091	7,951	3	1,035	(954)	8,035
GM Financial receivables, net(c)	—	—	25,277	(184)	25,093	—	—	26,607	(398)	26,209
Inventories	14,535	—	—	(1)	14,534	10,236	1	—	(2)	10,235
Other current assets	2,053	85	4,126	(131)	6,133	1,884	32	5,524	(32)	7,407
Total current assets	40,270	3,721	34,984	(1,184)	77,791	42,342	1,769	38,228	(1,414)	80,924
Non-current Assets
GM Financial receivables, net	—	—	34,645	—	34,645	—	—	31,783	—	31,783
Equity in net assets of nonconsolidated affiliates	7,585	—	1,649	—	9,234	6,825	—	1,581	—	8,406
Property, net	39,365	112	160	—	39,637	37,325	123	184	—	37,632
Goodwill and intangible assets, net	3,047	739	1,340	—	5,126	3,152	735	1,343	—	5,230
Equipment on operating leases, net	—	—	39,657	—	39,657	—	—	39,819	—	39,819
Deferred income taxes	22,650	—	(405)	—	22,245	23,853	617	(334)	—	24,136
Other assets	8,203	340	1,711	(32)	10,222	6,129	382	805	(53)	7,264
Total non-current assets	80,850	1,191	78,757	(32)	160,766	77,284	1,856	75,182	(53)	154,270
Total Assets	$121,120	$4,912	$113,741	$(1,216)	$238,557	$119,625	$3,625	$113,410	$(1,466)	$235,194
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable (principally trade)(b)	$18,411	$128	$957	$(850)	$18,648	$19,928	$93	$867	$(959)	$19,928
Short-term debt and current portion of long-term debt
Automotive (c)	658	1	—	(184)	476	1,674	—	—	(398)	1,276
GM Financial	—	—	34,343	—	34,343	—	—	35,637	—	35,637
Accrued liabilities	14,969	242	3,403	(130)	18,484	18,751	133	4,218	(34)	23,069
Total current liabilities	34,038	372	38,704	(1,164)	71,951	40,353	226	40,722	(1,391)	79,910
Non-current Liabilities
Long-term debt
Automotive	16,364	7	—	—	16,372	16,193	—	—	—	16,193
GM Financial	—	—	57,762	—	57,762	—	—	56,788	—	56,788
Postretirement benefits other than pensions	6,111	—	—	—	6,111	6,277	—	—	—	6,277
Pensions	10,817	—	5	—	10,822	12,897	—	5	—	12,902
Other liabilities	12,591	496	2,162	(32)	15,218	11,151	539	1,810	(53)	13,447
Total non-current liabilities	45,884	504	59,929	(32)	106,285	46,519	539	58,602	(53)	105,607
Total Liabilities	79,922	876	98,633	(1,196)	178,236	86,872	764	99,325	(1,444)	185,517
Commitments and contingencies
Equity
Common stock, $0.01 par value	15	—	—	—	15	14	—	—	—	14
Additional paid-in capital(d)	26,931	96	1,611	(1,713)	26,926	26,551	76	1,730	(1,816)	26,542
Retained earnings	25,043	405	14,776	(12)	40,212	17,444	891	13,640	(13)	31,962
Accumulated other comprehensive loss	(11,729)	5	(1,278)	—	(13,003)	(12,213)	10	(1,284)	—	(13,488)
Total stockholders’ equity	40,259	506	15,108	(1,725)	54,150	31,796	976	14,085	(1,829)	45,030
Noncontrolling interests(d)	938	3,530	—	1,704	6,171	959	1,884	—	1,804	4,647
Total Equity	41,198	4,036	15,108	(20)	60,321	32,754	2,861	14,085	(23)	49,677
Total Liabilities and Equity	$121,120	$4,912	$113,741	$(1,216)	$238,557	$119,625	$3,625	$113,410	$(1,466)	$235,194
_________
(a)Amounts may not sum due to rounding.
(b)Eliminations primarily include: GM Financial accounts and notes receivable of $332 million offset by Automotive accounts payable and Automotive accounts receivable of $470 million offset by GM Financial accounts payable at September 30, 2021; and GM Financial accounts and notes receivable of $643 million offset by Automotive accounts payable and Automotive accounts receivable of $268 million offset by GM Financial accounts payable at December 31, 2020.
(c)Eliminations include GM Financial loan receivable of $184 million and $398 million offset by an Automotive loan payable at September 30, 2021 and December 31, 2020.
(d)Primarily reclassification of GM Financial Cumulative Perpetual Preferred Stock, Series A, B and C. The preferred stock is classified as noncontrolling interests in our condensed consolidated balance sheets.

General Motors Company and Subsidiaries
Combining Cash Flow Information
(In millions) (Unaudited)(a)

	Nine Months Ended September 30, 2021					Nine Months Ended September 30, 2020
	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined
Cash flows from operating activities
Net income (loss)	$6,522	$(1,236)	$2,900	$(7)	$8,179	$2,744	$(472)	$1,244	$9	$3,524
Depreciation and impairment of Equipment on operating leases, net	—	—	4,757	—	4,757	3	—	5,515	—	5,518
Depreciation, amortization and impairment charges on Property, net	4,272	41	43	—	4,357	4,135	30	53	—	4,217
Foreign currency remeasurement and transaction (gains) losses	(59)	2	(2)	—	(59)	52	—	(2)	—	50
Undistributed earnings of nonconsolidated affiliates, net	(148)	—	(157)	—	(306)	250	—	(113)	—	137
Pension contributions and OPEB payments	(624)	—	—	—	(624)	(610)	—	—	—	(610)
Pension and OPEB income, net	(1,206)	—	1	—	(1,205)	(754)	—	1	—	(754)
Provision (benefit) for deferred taxes	1,532	316	115	—	1,963	678	(192)	214	—	700
Change in other operating assets and liabilities(b)(c)	(9,980)	133	(2,029)	3,193	(8,683)	(4,221)	66	(912)	2,263	(2,805)
Net cash provided by (used in) operating activities	309	(744)	5,628	3,186	8,379	2,276	(569)	5,998	2,272	9,977
Cash flows from investing activities
Expenditures for property	(4,235)	(55)	(20)	—	(4,310)	(3,292)	(10)	(26)	—	(3,328)
Available-for-sale marketable securities, acquisitions	(2,307)	(3,477)	—	—	(5,784)	(9,269)	(2,921)	—	—	(12,190)
Available-for-sale marketable securities, liquidations	5,597	2,656	—	(17)	8,236	5,260	1,776	—	(18)	7,018
Purchases of finance receivables, net	—	—	(25,470)	(49)	(25,518)	—	—	(22,419)	125	(22,294)
Principal collections and recoveries on finance receivables(b)	—	—	23,446	(5,149)	18,297	—	—	17,932	(3,310)	14,622
Purchases of leased vehicles, net	—	—	(16,698)	—	(16,698)	—	—	(10,468)	—	(10,468)
Proceeds from termination of leased vehicles	—	—	15,513	—	15,513	—	—	9,937	—	9,937
Other investing activities(d)	(1,739)	(6)	(14)	1,084	(675)	27	(71)	3	(75)	(116)
Net cash provided by (used in) investing activities	(2,684)	(882)	(3,242)	(4,131)	(10,939)	(7,273)	(1,227)	(5,040)	(3,278)	(16,819)
Cash flows from financing activities
Net increase (decrease) in short-term debt	(2)	—	3,205	—	3,203	(2)	—	579	3	580
Proceeds from issuance of debt (original maturities greater than three months)	367	25	34,476	(25)	34,843	21,246	—	43,685	—	64,931
Payments on debt (original maturities greater than three months)	(1,211)	(18)	(37,197)	159	(38,266)	(6,704)	—	(44,100)	145	(50,659)
Proceeds from issuance of preferred stock(d)	—	2,736	—	(1,000)	1,736	—	—	492	—	492
Dividends paid(c)	(2)	(49)	(1,920)	1,800	(170)	(547)	(16)	(890)	800	(653)
Other financing activities	(15)	4	(133)	11	(134)	(457)	3	(135)	55	(532)
Net cash provided by (used in) financing activities	(863)	2,698	(1,568)	945	1,212	13,537	(14)	(370)	1,005	14,159
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(74)	—	(43)	—	(118)	(265)	—	(140)	—	(404)
Net increase (decrease) in cash, cash equivalents and restricted cash	(3,312)	1,071	775	—	(1,466)	8,273	(1,809)	448	—	6,913
Cash, cash equivalents and restricted cash at beginning of period	14,225	766	8,126	—	23,117	13,487	2,355	7,102	—	22,943
Cash, cash equivalents and restricted cash at end of period	$10,913	$1,838	$8,901	$—	$21,651	$21,760	$545	$7,551	$—	$29,856
_________
(a)Amounts may not sum due to rounding.
(b)Includes reclassifications of $4.9 billion and $2.9 billion in the nine months ended September 30, 2021 and 2020 for purchases/collections of wholesale finance receivables resulting from vehicles sold by GM to dealers that have arranged their inventory floor plan financing through GM Financial.
(c)Eliminations include dividends issued by GM Financial to Automotive.
(d)Eliminations include $1.0 billion in the nine months ended September 30, 2021 for Automotive investments in Cruise Preferred Shares.